EXHIBIT 10a
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                           AMERICAN BRANDS, INC.

                   AMENDED SUPPLEMENTAL RETIREMENT PLAN

                      AMENDMENT TO REFLECT CHANGE IN
                     COMPENSATION LIMIT UNDER INTERNAL
                      REVENUE CODE SECTION 401(a)(17)

                        ADOPTED ON OCTOBER 25, 1994

                         EFFECTIVE JANUARY 1, 1994

Section 2(j) was amended to read in its entirety as follows:

          (j) "401(a)(17) Limitations" means the Retirement Plan and Profit-Sharing Plan provisions adopted pursuant to Section 40l(a)(17) of the Internal Revenue Code to limit compensation considered for purposes of computing Retirement Plan benefits and Profit-Sharing Plan contributions to $150,000 (or such greater amount permitted for such year in accordance with regulations promulgated by the Secretary of the Treasury or his delegate).